EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report, dated April 8, 2000, included in this Form 10-KSB in the previously filed Registration Statement of Sitestar Corporation and subsidiaries on Form S-8 (File No. 333-50946, effective November 30, 2000).



/s/  MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.

MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.

Los Angeles, California
April 16, 2001